UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

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ARC Group Worldwide, Inc.
(Exact name of registrant as specified in its charter)

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Utah
(State or other jurisdiction of incorporation)

000-18122	87-0454148
(Commission File Number)	(IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of principal executive offices)	(Zip Code)

(386) 736-4890
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on the Form 8-K filed on June 27, 2014 (the "Original Form 8-K"), ARC Group Worldwide, Inc. ("ARC" or the "Company"), ARC Metal Stamping, LLC, a Delaware limited liability company and subsidiary of the Company ("AMS"), Kecy Corporation, a Michigan corporation (“Kecy”), and 4111 Munson Holding, LLC, a Michigan limited liability company (“Munson”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which AMS agreed to purchase substantially all of the assets of Kecy and certain real property from Munson (collectively, the “Kecy Acquisition”). The total purchase price of the Kecy Acquisition is Twenty Six Million Dollars ($26,000,000) (the “Purchase Price”). The Purchase Price is subject to certain working capital adjustments. The Purchase Price allocation is Twenty One Million Dollars ($21,000,000) to Kecy and Five Million Dollars ($5,000,000) to Munson. A copy of the Asset Purchase Agreement was filed as an exhibit to the Original Form 8-K. This Form 8-K/A amends the Original Form 8-K to provide financial statements and pro forma financial statements required by Item 9.01 of Form 8-K.

In connection with the Kecy Acquisition, the Company and AMS entered into an Escrow Agreement with Kecy. Ten percent (10%) of the Purchase Price has been held back by the Company for the payment of amounts which may be payable by Kecy pursuant to working capital adjustments in the Asset Purchase Agreement and also to satisfy possible indemnification obligations of Kecy and Munson. Pursuant to the Asset Purchase Agreement, AMS shall deposit into Escrow (the “Escrow”) the number of newly issued shares of the Company’s Common Stock (the “Escrow Shares”) equal in value to ten percent (10%) of the aggregate Purchase Price ($2,600,000). At the conclusion of an eighteen month Escrow period, to the extent the Escrow has not been drawn upon to satisfy working capital adjustments and/or indemnification obligations, the Escrow Shares will be replaced with cash and released to Kecy. The preliminary base price is subject to a post-closing adjustment based on confirmation of the financial statements of Kecy effective as of the closing date.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired
Kecy and Munson's audited combined financial statements, including the report of independent public accounting firm, as of and for the years ended December 31, 2013 and 2012 are attached hereto as Exhibit 99.1 and incorporated by reference herein.

(b) Pro Forma Financial Information
Unaudited pro forma condensed consolidated financial statements and explanatory notes for the Company, after giving effect to the acquisition of Advance Tooling Concepts, LLC as previously reported in the 8-K/A filed on June 24, 2014, the asset purchase of Kecy Corporation and 4111 Munson Holdings, LLC and adjustments described in such pro forma financial information, are attached hereto as Exhibit 99.2 and incorporated by reference herein.

(c) Exhibits.

Exhibit No.	Description
99.1
Kecy Corporation and 4111 Munson Holdings, LLC's audited consolidated financial statements, including the report of independent public accounting firm, as of and for the years ended December 31, 2013 and 2012.

99.2
Unaudited pro forma condensed combined financial statements and explanatory notes for the Company, after giving effect to the acquisition of Advance Tooling Concepts, LLC, the asset purchase of Kecy Corporation and 4111 Munson Holdings, LLC and adjustments described in such pro forma financial information.

Forward-Looking Statements

Certain statements in this current report on Form 8-K/A may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC’s current expectations, estimates and projections about future events. These include, but are not limited to, statements, if any, regarding business plans, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, and the general effects of financial, economic, and regulatory conditions affecting our industries. Accordingly, actual results may differ materially. ARC does not have any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by ARC with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended June 30, 2013 and Form 10-Q for the period ended March 30, 2014, as well as current reports on Form 8-K filed from time-to-time with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.
Date: September 8, 2014	/s/ Drew Kelley
Drew Kelley
Chief Financial Officer